PRESS RELEASE

FOR IMMEDIATE RELEASE

AUGUST 1, 2005

CLIFTON SAVINGS BANCORP, INC. ANNOUNCES CONTINUATION OF 10b5-1 STOCK REPURCHASE PLAN

         Clifton Savings Bancorp, Inc. (NASDAQ: CSBK) announced today that it will continue with its previously announced stock repurchase plan for up to 686,936 shares, or 5% of the Company's outstanding common stock held by persons other than Clifton MHC. These repurchases will continue to be conducted solely through a Rule 10b5-1 repurchase plan with Keefe, Bruyette & Woods, Inc, based upon parameters of the Rule 10b5-1 repurchase plan. Through July 31, 2005, 190,380 shares were repurchased under the plan at a total cost of $1,978,000, or $10.39 per share.

The Company is the holding company of Clifton Savings Bank, S.L.A., a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates 10 full-service banking offices in northeast New Jersey.

Contact: Clifton Savings Bancorp, Inc.
         Bart D'Ambra, 973-473-2200

Source: Clifton Savings Bancorp, Inc.